Exhibit 10.7

FOURTH AMENDMENT
TO
CREDIT AGREEMENT
Dated as of August 6, 2008
among
ENCORE WIRE CORPORATION,
as the Borrower
BANK OF AMERICA, N.A.,
as Administrative Agent and a Lender,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent and a Lender
and
The Other Lenders Party Thereto

BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Sole Book Manager

FOURTH AMENDMENT TO CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of August 6, 2008, is entered into among ENCORE WIRE CORPORATION, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in their individual capacities as “Lenders” (as such term is defined herein), and BANK OF AMERICA, N.A., as Administrative Agent.
BACKGROUND
     A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 27, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of May 16, 2006, that certain Second Amendment to Credit Agreement, dated as of August 31, 2006, and that certain Third Amendment to Credit Agreement, dated as of June 29, 2007 (said Credit Agreement, as amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement.
     C. The Lenders and the Administrative Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Agent covenant and agree as follows:
     1. AMENDMENTS.
     (a) The definition of “Aggregate Commitments” set forth at 1.6 of the Credit Agreement is hereby amended to read as follows:
     “Aggregate Commitments” means the Commitments of all the Lenders. As of the Fourth Amendment Effective Date, the Aggregate Commitments are $150,000,000.
     (b) The definition of “Accordion Amount” set forth in Article I of the Credit Agreement is hereby amended to read as follows:
     “Accordion Amount” means $50,000,000.
     (c) The definition of “Applicable Margin” set forth at 1.8 of the Credit Agreement is hereby amended to read as follows:
     “Applicable Margin” means the following percentages per annum, based upon the Leverage Ratio:

		APPLICABLE	APPLICABLE
		MARGIN FOR	MARGIN FOR
		BASE RATE	EURODOLLAR	COMMITMENT
LEVEL	LEVERAGE RATIO	LOANS	RATE LOANS	FEE
1	Less than or equal to 1.50 to 1.00	0%	1.000%	0.200%
2	Greater than 1.50 to 1.00 and less than or equal to 2.25 to 1.00	0%	1.250%	0.250%
3	Greater than 2.25 to 1.00 and less than or equal to 3.00 to 1.00	0%	1.500%	0.250%
4	Greater than 3.00 to 1.00	0.250%	1.750%	0.375%
     The Applicable Margin shall be measured and determined according to the quarterly consolidated financial statements delivered to Agent under paragraph 7.6. Any adjustment in the Applicable Margin after the Effective Date shall be deemed effective as of the date the financial statements referred to in the immediately preceding sentence are due. The Applicable Margin in effect from the Fourth Amendment Effective Date until the first day following the receipt by the Agent of the quarterly consolidated financial statements referred to above for the quarter ending June 30, 2008 shall be determined based upon Pricing Level 1.
     If, as a result of a restatement of or other adjustments to the financial statements to Agent under paragraph 7.6, Agent determines that (a) the Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Leverage Ratio would have resulted in a higher pricing for such period, Borrower shall automatically and retroactively be obligated to pay to Agent (for the account of Lenders), promptly on demand by Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period, and (ii) if the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, Lenders shall have no obligation to repay any interest or fees to Borrower; provided that if, as a result of any restatement or other event a proper calculation of the Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrower pursuant to clause (i) above shall be based upon the excess, if any, of the total amount of interest and fees that should have been paid for all applicable periods over the total amount of interest and fees actually paid for all such periods. This paragraph shall not limit the rights of Lenders under paragraph 3.1.1(c) or other provisions of this

Agreement. The obligation of Borrower under this paragraph shall survive termination of the Commitments and repayment of all other Obligations hereunder.
     (d) The definition of “Contract Term” set forth at 1.29 of the Credit Agreement is hereby amended to read as follows:
     “Contract Term” means the period beginning on the Effective Date and continuing through August 6, 2013.
     (e) Article I of the Credit Agreement is hereby amended by adding the defined term “Fourth Amendment Effective Date” thereto in proper alphabetical order to read as follows:
     “Fourth Amendment Effective Date” means August 6, 2008.
     (f) Paragraph 7.21(a) of the Credit Agreement is hereby amended to read as follows:
     (a) Borrower agrees that the following financial covenants must be maintained as set forth herein. Borrower’s compliance shall be measured as of the end of each Fiscal Quarter, unless the context provides otherwise.
1.	Fixed Charge Ratio. Fixed Charge Ratio shall not at any time be less than 2.00 to 1.00.

2.	Leverage Ratio. Leverage Ratio shall not at any time be more than 3.50 to 1.00.

3.	Leverage Ratio. Leverage Ratio for more than two consecutive Fiscal Quarters shall not exceed 3.00 to 1.00.

4.	Capital Expenditures. Capital Expenditures shall not exceed $30,000,000 during any fiscal year.
     (g) Paragraph 7.26 of the Credit Agreement is hereby amended to read as follows:
     7.26 Limitation on Indebtedness. Neither Borrower nor any Guarantor will be obligated, directly or indirectly, for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, other than (a) in favor of Agent and the Lenders hereunder, (b) trade indebtedness incurred in the normal and ordinary course of Borrower’s or such Guarantor’s business and not more than ninety (90) days past due, (c)(i) indebtedness of Borrower or any Guarantor under capitalized leases and (ii) purchase money indebtedness in connection with the purchase of equipment, provided that the aggregate outstanding amount of indebtedness in respect of such capitalized leases and purchase money indebtedness does not exceed $15,000,000 at any time, (d) the Private Placement Debt, so long as there is no Default or Event of Default immediately before and, on a pro forma basis, after incurrence of such indebtedness, (f) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract with any Lender or any Affiliate of any Lender, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, and (g) unsecured indebtedness not otherwise permitted pursuant to clauses (a) through (f) above, not to exceed $5,000,000 in aggregate principal amount at any time outstanding;
     (h) Paragraph 7.30 of the Credit Agreement is hereby amended to read as follows:
     7.30 Dividends, Distributions, Redemptions. Borrower will not (i) declare, pay or issue any dividends or other distributions in respect of its equity interests, (ii) distribute, reserve, secure or otherwise commit distributions in respect of its equity interests or (iii) make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of its equity interests; provided, however, that if no Default or Event of Default exists or will result therefrom and there is compliance with the financial covenants in Paragraph 7.21(a) on a pro forma basis after giving effect thereto, Borrower may (x) repurchase shares of Borrower to be held as treasury shares for an aggregate amount during any fiscal year not to exceed $15,000,000 and (y) pay dividends to its shareholders.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to this Fourth Amendment:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except to the extent such representations and warranties have been supplemented pursuant to paragraph 7.12 of the Credit Agreement;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Fourth Amendment, (ii) this Fourth Amendment has been duly executed and delivered by the Borrower, and (iii) this Fourth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Fourth Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) the certificate or articles of incorporation or the applicable constituent documents or bylaws of the Borrower or the Guarantor, (ii) any Law applicable to the Borrower or the Guarantor or (iii) any indenture, agreement or other instrument to which the Borrower, the Guarantor or any of their respective properties are subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Fourth Amendment or (ii) the acknowledgement by the Guarantor of this Fourth Amendment.
     3. CONDITIONS TO EFFECTIVENESS. This Fourth Amendment shall be effective immediately upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by each Lender;
     (b) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Borrower and acknowledged by the Guarantor;
     (c) the Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Fourth Amendment;
     (d) the Administrative Agent shall have received an opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent and its counsel, with respect to the matters set forth in clauses (c), (d) and (e) of Section 2 of this Fourth Amendment and with respect to such other matters as the Administrative Agent and its counsel shall reasonably request;
     (e) the Administrative Agent shall have received in immediately available funds for the account of each Lender a fee in an amount equal to the product of (A) $125,000.00 and (B) the amount of such Lender’s Commitment, as reduced by this Fourth Amendment, divided by the Aggregate Commitments; and
     (f) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
     4. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

     6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, the Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fourth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein, and (ii) includes all Obligations as assumed by the Borrower, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
     7. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fourth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas, provided that the Administrative Agent and each Lender shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     9. HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Fourth Amendment is executed as of the date first set forth above.

BORROWER:

ENCORE WIRE CORPORATION

By: Name:	/s/ Frank J. Bilban Frank J. Bilban
Title:	Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

	By: Name:	/s/ Suzanne M. Paul Suzanne M. Paul
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
Commitment: $90,000,000

	By: Name:	/s/ Allison W. Connally Allison W. Connally
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

Commitment: $60,000,000
	By: Name:	/s/ Douglas I. Sako Douglas I. Sako
	Title:	Vice President

ACKNOWLEDGED AND AGREED:
EWC AVIATION CORP.
By:     /s/ Frank J. Bilban
Name: Frank J. Bilban
Title: Vice President & Chief Financial Officer